                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement               [ ]  Confidential, for Use of the Commission
[X]  Definitive Proxy Statement                Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a

                          Gunther International, LTD.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

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        ------------------------------------------------------------------------

                          GUNTHER INTERNATIONAL, LTD.
                               One Winnenden Road
                           Norwich, Connecticut 06360

                                 -------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD SEPTEMBER 9, 1998
                                 -------------

     Notice is hereby given that the Annual Meeting of Stockholders of Gunther International, Ltd. will be held at the Waldorf-Astoria, 301 Park Avenue, New York, New York 10022, on Wednesday, September 9, 1998 at 10:00 a.m., local time, for the following purposes:

     (1) To elect a Board of five Directors to serve until the next Annual Meeting of Stockholders or until their respective successors shall be elected and qualified;

     (2) To ratify the appointment of Arthur Andersen LLP as the Company's independent accountants for the current fiscal year; and

     (3) To act upon such other matters as may properly come before the meeting or any postponements or adjournments thereof.

     The Board of Directors has fixed the close of business on July 28, 1998 as the record date for the determination of the stockholders entitled to notice of and to vote at the Annual Meeting. For ten days prior to the Annual Meeting, a complete list of stockholders entitled to vote at the Annual Meeting will be available for examination by any stockholder for any purpose germane to the Annual Meeting during ordinary business hours at the Company's principal executive offices located at One Winnenden Road, Norwich, Connecticut 06360. All stockholders are invited to attend the Annual Meeting in person.

                                          By order of the Board of Directors

                                          Frederick W. Kolling, III
                                          Vice President, Chief Financial
                                          Officer,
                                          Treasurer and Secretary

July 29, 1998
Norwich, Connecticut

                             YOUR VOTE IS IMPORTANT

WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, PLEASE MARK, SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN THE ENCLOSED ENVELOPE SO THAT YOUR STOCK MAY BE REPRESENTED AT THE ANNUAL MEETING.

                          GUNTHER INTERNATIONAL, LTD.

                               ONE WINNENDEN ROAD
                           NORWICH, CONNECTICUT 06360

                                PROXY STATEMENT

     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors and management of Gunther International, Ltd., a Delaware corporation (the "Company"), of proxies for use at the Annual Meeting of Stockholders of the Company (the "Annual Meeting") to be held at the Waldorf-Astoria, 301 Park Avenue, New York, New York 10022, on Wednesday, September 9, 1998 at 10:00 a.m., local time, and at any and all postponements or adjournments thereof, for the purposes set forth in the accompanying Notice of Meeting.

     This Proxy Statement, Notice of Meeting and accompanying proxy card are first being mailed to stockholders on or about July 29, 1998.

                                    GENERAL

     Only holders of record of either the Company's common stock, par value $.001 per share ("Common Stock"), or the Company's Series B Common Stock, par value $.001 per share ("Series B Common Stock"), issued and outstanding at the close of business on July 28, 1998 (the "Record Date") are entitled to notice of and to vote at the Annual Meeting. On the Record Date, there were 4,291,269 shares of Common Stock and 500 shares of Series B Common Stock issued and outstanding. The Common Stock and the Class B Common Stock are sometimes hereinafter collectively referred to as the "Voting Stock."

     The presence at the Annual Meeting of the holders of a majority of the outstanding shares of the Voting Stock of the Company, either in person or by properly executed proxy, shall constitute a quorum. In the event that there are not sufficient votes for a quorum, the Annual Meeting may be adjourned from time to time until a quorum is obtained.

     Those individuals nominated for election to the Board of Directors by the holders of Common Stock and those individuals nominated for election to the Board of Directors by the holders of Series B Common Stock, as described in Item 1 below, must each be elected by the affirmative vote of a plurality of the votes cast by each class, voting separately as a class at the Annual Meeting. The ratification of Arthur Andersen LLP as the Company's independent accountants for the current fiscal year, as described in Item 2 below, and any other matters presented for consideration at the Annual Meeting must be approved by the affirmative vote of a majority the votes cast at the Annual Meeting by the holders of the Voting Stock. For purposes of determining the number of affirmative votes cast with respect to a particular matter, only those votes cast "for" the matter are counted.

     The Restated Certificate of Incorporation of the Company provides that the holders of shares of Common Stock and of Series B Common Stock are entitled to one vote for each share of stock so held with respect to each matter to be voted on by the stockholders of the Company. Until December 20, 1999, the holders of shares of Series B Common Stock, voting separately as a class, are entitled to elect that number of directors equal to one more than one-half of the total number of directors comprising the Board of Directors of the Company. The total number of directors comprising the full Board has been fixed at five. Consequently, the holders of shares of Series B Common Stock, voting as a group, will be entitled to elect three directors and the holders of shares of Common Stock will be entitled to elect two directors.

     Except as described in the preceding paragraph, the holders of shares of Common Stock and Series B Common Stock will vote together as a single class, with each such holder being entitled to one vote for each share held as of the Record Date, on all matters submitted to stockholders at the Annual Meeting.

     Abstentions will be treated as shares present and entitled to vote for purposes of determining the presence of a quorum, but will be counted separately (as neither a vote for nor a vote against) in the tabulation of the votes cast on proposals presented to stockholders. If a broker or other record holder or nominee indicates on a proxy that it does not have authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote with respect to that matter. As a result, these so-called "broker non-votes" will have no effect on the outcome of the voting for a particular matter.

     If the accompanying proxy card is properly signed and returned to the Company and not revoked, it will be voted in accordance with the instructions contained therein. Unless contrary instructions are given, the persons designated as proxy holders in the proxy card will vote for the slate of nominees proposed by the Board of Directors, for ratification of the appointment of Arthur Andersen LLP as the Company's independent accountants for the current fiscal year ending March 31, 1999 and as recommended by the Board of Directors with regard to all other matters or, if no such recommendation is given, in their own discretion. Each stockholder may revoke a previously granted proxy at any time before it is exercised by filing with the Secretary of the Company a revoking instrument or a duly executed proxy bearing a later date. The powers of the proxy holders will be suspended if the person executing the proxy attends the Annual Meeting in person and so requests. Attendance at the Annual Meeting will not, in itself, constitute revocation of a previously granted proxy.

                                    ITEM 1.
                             ELECTION OF DIRECTORS

     Five directors, constituting the entire Board of Directors, are to be elected at the Annual Meeting to hold office until the next Annual Meeting of Stockholders or until their respective successors have been elected and qualified. The Board of Directors' nominees are the five individuals named below. As discussed above, three of the nominees (Messrs. Newman, Fiske and Hickman) have been nominated for election by the holders of shares of Series B Common Stock, and two of the nominees (Messrs. Perkins and Whitney) have been nominated for election by the holders of shares of Common Stock. It is the intention of the persons named in the enclosed proxy to vote the shares covered by each proxy for the election of all persons nominated for election by the holders of shares of Common Stock. Although the Board of Directors does not anticipate that such nominees will be unavailable for election, in the event of such occurrence the proxies will be voted for such substitute, if any, as the Board of Directors may designate.

     The following table sets forth information with respect to all nominees, including the persons who have been nominated for election by the holders of shares of Series B Common Stock:

                                                                                            DIRECTOR
                NAME                   AGE    PRINCIPAL OCCUPATION                           SINCE
NOMINATED FOR ELECTION BY HOLDERS OF SERIES B COMMON STOCK
Gerald H. Newman                       57     Private Investor                               1993
Guy W. Fiske                           73     Chairman and Chief Executive Officer of        1993
                                              Fiske Associates, Inc.
J. Kenneth Hickman                     70     Independent Business Consultant                1994

NOMINATED FOR ELECTION BY HOLDERS OF COMMON STOCK
Mark I. Perkins                        53     Chairman of Perkins Capital Advisors, Inc.     1998
James H. Whitney                       53     President and Chief Executive Officer          1995

     GERALD H. NEWMAN. Mr. Newman has been a director of the Company since September 1993, and has served as Chairman of the Board of Directors since the death of Harold Geneen, our former Chairman, in November 1997. Since 1971, Mr. Newman has been a private investor and consultant to various high technology companies. From 1969 to 1971, Mr. Newman was a registered representative of Eastman Dillon Union Securities. From 1962 to 1969, Mr. Newman was a certified public accountant at the accounting firm of Hertz Herson & Co.

     GUY W. FISKE. Mr. Fiske has been a director of the Company since November 1993. Mr. Fiske, a private investor, has been Chairman and Chief Executive Officer of Fiske Associates, Inc., an investment company, from 1984 to the present. He served as Chief Executive Officer of Educational Publishing Corp. from 1985 to 1991. Mr. Fiske also served as Deputy Secretary of Commerce, and then as Undersecretary of Energy, from 1981 to 1983. Previously, he served as Executive Vice President and a director of General Dynamics from 1977 to 1981, and as a Corporate Vice President of ITT Corporation from 1968 to 1977.

     J. KENNETH HICKMAN. Mr. Hickman has been a director of the Company since September 1994. Since January 1991, Mr. Hickman has been an independent business consultant. For twenty-seven years prior to that he was a partner in Arthur Andersen LLP, with various responsibilities including managing partner of the firm's New Jersey office and director of its international business practice program. He is a trustee of Fordham University and has served as a director and officer of a number of not-for-profit organizations, primarily those concerned with international trade and foreign affairs.

     MARC I. PERKINS. Mr. Perkins has been a director of the Company since 1998. Mr. Perkins is, and has been since 1993, Chairman of Perkins Capital Advisers, Inc., a registered investment adviser. He is, and has been since 1996, a principal in PMK Securities and Research, Inc., a broker-dealer and member of the National Association of Securities Dealers, Inc. From 1984-1992, he was Vice President and shareholder of Private Capital Management, Inc., a registered investment adviser. He also serves as a director of Healthplan Services, Inc., a third party administrator of health care plans the shares of which are listed on the New York Stock Exchange.

     JAMES H. WHITNEY. Mr. Whitney has been a director of the Company since September 1995, and has held the positions of President and Chief Executive Officer of the Company since February 1995. Prior to that, he served as President of the Intertec Group, a Company engaged in international technology transfer. From 1990 to 1994, Mr. Whitney was President, Sales & Services Division of Summagraphics Corporation, a manufacturer of digitizers, plotters and scanners.

DIRECTORS' REMUNERATION; ATTENDANCE

     Members of the Board of Directors of the Company receive no compensation for their service as directors. The Company will reimburse all directors for reasonable travel expenses incurred in attending meetings. During the prior fiscal year, the Company made no such payments to any of its Directors.

     The Board of Directors met two times during the previous fiscal year and acted by the unanimous written consent of its members on five occasions. No director attended fewer than 75% of the total number of meetings of the Board and the Committees on which such director served.

COMMITTEES OF THE BOARD

     The standing committees of the Board of Directors are the Audit Committee and the Executive Compensation/Stock Option Committee.

     The Audit Committee of the Board of Directors consists of Messrs. Fiske, Newman and Hickman. Mr. Newman serves as Chairman of the Audit Committee. The function of the Audit Committee is to review and report to the Board of Directors with respect to the selection and the terms of engagement of the Company's independent public accountants, and to maintain communications among the Board of Directors, such independent public accountants, and the Company's internal accounting staff with respect to accounting and audit procedures, the implementation of recommendations by such independent public accountants, the adequacy of the Company's internal controls and related matters. The Audit Committee also reviews certain related-party transactions and any potential conflict-of-interest situations involving officers, directors or stockholders beneficially owning more than 10% of any class of equity security of the Company. During the prior fiscal year, the Audit Committee met two times.

     The Executive Compensation/Stock Option Committee of the Board of Directors consists of Messrs. Fiske, Hickman and Newman. Mr. Newman serves as Chairman of the Executive Compensation/ Stock Option Committee. The function of the Executive Compensation Committee is to review the performance of and to fix and determine the compensation of all officers of the Company and all other employees of the Company whose annual salary level is $100,000 or more or who might be reasonably anticipated to receive compensation from the Company at an annual rate of $100,000 or more. During the prior fiscal year, the Executive Compensation Committee did not meet.

                               EXECUTIVE OFFICERS

     The executive officers of the Company are as follows:

           NAME             AGE                    POSITION
           ----             ---   ------------------------------------------
James H. Whitney            53    President and Chief Executive Officer
Alan W. Morton              60    Vice President and Chief Operating Officer
Frederick W. Kolling, III   50    Vice President, Chief Financial Officer,
                                  Treasurer and Secretary

     For the biography of Mr. Whitney, see the above section entitled "Election of Directors."

     ALAN W. MORTON. Mr. Morton has held the positions of Vice President and Chief Operating Officer of the Company since February 1995. Prior to that, he had been President of North American Operations for Summagraphics Corporation since 1992. Prior to that, he had been President of the Digitizer Division of Summagraphics, and before that, Senior Vice President of Operations. From 1982 to 1984, Mr. Morton was Vice President of Operations for Electro Signal Labs, Inc. Prior to that, he was Director of Technical Services for Timex Corporation and General Manager of TMX Taiwan, Ltd. Mr. Morton has extensive engineering, manufacturing and administrative experience from prior managerial positions at Varian Associates and Caltex Petroleum Corporation.

     FREDERICK W. KOLLING, III. Mr. Kolling has held the positions of Vice President, Chief Financial Officer and Treasurer since July 1995. Prior to that, from 1989 to July 1995, Mr. Kolling was Director of Finance for American Power Conversion Corporation, a manufacturer of uninterruptible power supplies. From 1984 to 1989, he was Vice President of Finance and Administration at Daly & Wolcott, a computer software manufacturer and consulting firm. He is a Certified Public Accountant and was with Price Waterhouse & Company from 1982 to 1984.

                    EXECUTIVE COMPENSATION AND OTHER MATTERS

     The following Summary Compensation Table sets forth information concerning compensation for services in all capacities to the Company or subsidiaries of the Company for the fiscal year ended March 31, 1998 of (i) the chief executive officer and (ii) the other four most highly compensated executive officers of the Company whose total salary and bonus for the year ended March 31, 1998 exceeded $100,000, for services in all capacities to the Company during such fiscal year (the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE

                                                                    Long-term
                                                                  Compensation
                                  Annual Compensation(1)             Awards
                                ---------------------------   ---------------------
                                                              Restricted   Options/    All Other
                                                                Stock        SARs     Compensation
Name and Principal Position     Year   Salary($)   Bonus($)   Awards($)      (#)          ($)
---------------------------     ----   ---------   --------   ----------   --------   ------------
James H. Whitney,               1998    120,000     30,000        0              0         0
  President and Chief           1997    120,000     30,000        0              0         0
  Executive Officer             1996    120,000     30,000        0              0         0
Alan W. Morton,                 1998    100,000     40,000        0              0         0
  Vice President and Chief      1997    100,000     40,000        0              0         0
  Operating Officer             1996    100,000     40,000        0              0         0
Frederick W. Kolling III        1998     85,000     25,000        0              0         0
  Vice President and            1997     85,000     26,981        0              0         0
  Chief Financial Officer(2)    1996     50,116     22,750        0         35,000         0

-------------------
(1) Perquisites and other personal benefits are not included because they do not exceed the lesser of $50,000 or 10% of the total of base salary and annual bonus for each of the Named Executive Officers.

(2)  Mr. Kolling joined the Company during fiscal 1996.

     Option Exercises and Fiscal Year-End Values. Shown below is information with respect to option exercises in fiscal year 1998 and unexercised options to purchase the Company's Common Stock under the Company's 1993 Stock Option Plan to the individuals listed.

    AGGREGATED OPTIONS/SAR EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END
                               OPTION/SAR VALUES

                                                        Number of Securities          Value of Unexercised
                                                       Underlying Unexercised             In-the-Money
                           Shares                            Options/SAR                  Options/SARs
                          Acquired                          at FY-End(#)                 at FY-End($)(1)
                             on           Value      ---------------------------   ---------------------------
Name                     Exercise(#)   Realized($)   Exercisable   Unexercisable   Exercisable   Unexercisable
----                     -----------   -----------   -----------   -------------   -----------   -------------
James H. Whitney              0             0          75,000              0         70,313              0
Alan W. Morton                0             0          50,000              0         46,875              0
Frederick W. Kolling
  III                         0             0          23,333         11,667         13,125          6,562

---------------
(1) Represents the difference between the fair market value of the Common Stock on March 31, 1998 and the exercise price.

EMPLOYMENT AGREEMENTS

     The Company currently does not have employment agreements with its Named Executive Officers.

STOCK OPTION PLANS

     In December 1993, the Company adopted a Stock Option Plan, which authorizes the Executive Compensation/Stock Option Committee of the Board of Directors to grant to key employees and directors of the Company and subsidiaries of the Company incentive or non-qualified stock options. Currently, options to purchase up to 215,000 shares of Common Stock may be granted under the plan. The Executive Compensation/Stock Option Committee determines the prices and terms at which options may be granted. Options may be exercisable in installments over the option period, but no options may be exercised before six months or after ten years from the date of grant.

     The purpose of the Plan is to encourage stock ownership by persons instrumental to the success of the Company, in order to give them a greater personal interest in the Company's business. The exercise price of any incentive stock option granted to an eligible employee may not be less than 100% of the fair market value of the shares underlying such option on the date of grant, unless such employee owns more than 10% of the outstanding Common Stock or stock of any subsidiary or parent of the Company, in which case the exercise price of any incentive stock option may not be less than 110% of such fair market value. No option may be exercisable more than ten years after the date of grant and, in the case of an incentive stock option granted to an eligible employee owning more than 10% of the Common Stock or stock of any subsidiary or parent of the Company, no more than five years from its date of grant. Payment for shares purchased upon exercise of any option may be in cash or in shares of the Company's Common Stock. Options are not transferable, except upon the death of the optionee. In general, upon termination of employment of an optionee, all options granted to such person which are not exercisable on the date of such termination immediately expire, and any options that are exercisable expire 30 days following termination of employment, if such termination is not the result of death or retirement, and one year following such termination if such termination was because of death or retirement under the provisions of any retirement plan that may be established by the Company, or with the consent of the Company. As of July 28, 1998, 160,000 options have been granted under this plan.

     Pursuant to that certain recapitalization agreement by and between the Company and its then current stockholders, dated September 4, 1992 (the "Recapitalization Agreement"), an option plan was established for certain key executives of the Company (the "Founders Option Plan"). The Recapitalization Agreement contemplated an initial grant under such plan of options to purchase 95,000 shares of Common Stock at an exercise price of $1.88 per share. The Recapitalization Agreement specified that options would vest 25% on each of the first, second, third and fourth anniversaries of the date of grant, provided that (i) the vesting of options for employees would be contingent upon their continued employment by the Company, unless an employee was terminated without cause, and (ii) the vesting of options granted to William H. Gunther, Jr. would be contingent upon his continued employment by the Company for two years from the date of the Recapitalization Agreement. As of July 28, 1998, 95,000 options have been granted under this plan.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers, directors and persons who beneficially own more than 10% of the Company's Common Stock to file initial reports of beneficial ownership and reports of changes in beneficial ownership with the Securities and Exchange Commission (the "SEC"). Such persons are required by the SEC regulations to furnish the Company with copies of all Section 16(a) forms filed by such persons. Based solely on its copies of forms received by it, or written representations from certain reporting persons that no Form 5 were required for those persons, the Company believes that during the just completed fiscal year, its executive officers, directors, and greater than 10% beneficial owners complied with all applicable filing requirements.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     On June 4, 1996, the Company and the Bank of Boston Connecticut, N.A. (the "Bank") entered into a Revolving Loan and Security Agreement (as amended, the "Revolving Credit Facility"), with an aggregate borrowing capacity of $2,250,000. The Revolving Credit Facility is bifurcated into two separate subfacilities (hereinafter referred to as "Facility A" and "Facility B"). Facility A has a maximum borrowing capacity of $1,750,000 and Facility B has a maximum borrowing capacity of $500,000.

     In order to induce the Bank to enter into the Revolving Credit Facility, Mr. Harold S. Geneen, then the Chairman of the Board and a stockholder of the Company, agreed to provide the Bank with sufficient cash collateral to secure all borrowings outstanding under Facility A. The borrowings under Facility B are secured by all of the tangible and intangible assets of the Company. Mr. Geneen passed away on November 21, 1997, and his death constituted a technical event of default under the Revolving Credit Facility. The Executors of Mr. Geneen's estate affirmed Mr. Geneen's obligations to the Bank with respect to the Revolving Credit

Agreement, and the Bank waived the technical event of default and extended the maturity date of the Revolving Credit Facility to April 1, 1999.

     The Revolving Credit Facility contains several affirmative and negative covenants pursuant to which the Company, among other things, is required to have Operating Profits (as defined in the Revolving Credit Facility). The net loss reported by the Company for the fiscal year ended March 31, 1998 violates these covenants and constitutes an event of default under the Revolving Credit Facility. The Company has met with representatives of the Bank to discuss a potential course of action. During a meeting held on July 10, 1998, the Bank's representatives verbally advised the Company that, although it would not permit the Company to make any additional borrowings under the Revolving Credit Facility, it would not take any actions before August 10, 1998 to collect the outstanding indebtedness currently existing under the facility or to foreclose on the collateral securing the facility. The parties currently are in the process of negotiating a definitive forbearance agreement, but as of the date of this Proxy Statement, no such definitive forbearance agreement has been executed.

     Prior to his death Mr. Geneen also loaned the Company $150,000 for working capital purposes. The loan is an unsecured demand loan. As of the date of this Proxy Statement, no portion of the loan has been repaid.

                           STOCK OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     As of July 28, 1998, with the exception of the person listed below and those persons listed under "Stock Ownership of Directors and Executive Officers" below, no person was known by the Company to own more than 5% of the outstanding Common Stock.

                                                         Number of        Percent
                                                          Shares          of Class
                                                         ---------        --------
Four Partners(1)                                          609,189           13.8%
667 Madison Avenue
New York, NY 10021

---------------
(1) Based on information set forth in a Schedule 13D originally filed by Four Partners under the Securities Exchange Act of 1934, as amended, on March 23, 1995; April 6, 1995; June 23, 1995; August 24, 1995; October 24, 1996.
     Also reflects the information set forth in a Form 4 filing made by Four Partners on November 10, 1997. Based on these filings, the Company believes that Four Partners has sole voting power and dispositive power with respect to all 609,189 shares of Common Stock beneficially owned by it, 115,000 shares of which are issuable upon the exercise of outstanding Common Stock purchase warrants.

STOCK OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

     The following table reflects shares of Common Stock beneficially owned (or deemed to be beneficially owned pursuant to the rules of the Securities and Exchange Commission) as of July 28, 1998 by each director of the Company, each of the Named Executive Officers and the current directors and executive officers of the Company as a group.

                                                            Amount of
                                                           Beneficial         Percentage of
Name(1)                                                  Ownership(2)(3)         Shares
-------                                                  ---------------      -------------
Park Investment Partners, Inc.(4)                           1,487,889             33.9%
Estate of Harold S. Geneen(5)                               1,716,380             39.1%
Gerald H. Newman(5)                                         1,563,258             35.6%
Guy W. Fiske(6)                                                50,183              1.2%
J. Kenneth Hickman                                             10,000                *
Frederick W. Kolling, III(7)                                   40,500                *
Alan W. Morton(8)                                              51,000              1.2%
James H. Whitney(9)                                            76,000              1.7%
Mark I. Perkins                                                75,330              1.8%
All Directors and Executive Officers as a group (seven
  persons)(10)                                              1,866,271             41.0%

---------------
*  Less than 1%.

 (1) The address of Park Investment Partners, Inc., as well as each of the directors and executive officers is c/o Gunther International, Ltd., One Winnenden Road, Norwich, Connecticut 06360.

 (2) Unless otherwise indicated, the Company believes that all persons named in the table have sole voting and investment power with respect to all shares of Common Stock owned by them.

 (3) Assumes that shares which the named person or group has a contractual right to acquire within 60 days have been acquired and are outstanding.

 (4) Includes 100,400 shares of Common Stock issuable upon the exercise of outstanding stock subscription warrants and 500 shares of Series B Common Stock issued and outstanding.

 (5) The Estate of Harold S. Geneen and Gerald H. Newman each individually owns stock subscription warrants to purchase 2,667 shares of Common Stock, and the shares purchasable upon exercise of such warrants are included in the figure shown in the table. Such figure also includes the shares of Common Stock beneficially owned by Park, as to which the Estate of Harold S. Geneen and Mr. Newman may be deemed to be beneficial owners.

 (6) Includes 10,000 shares of Common Stock held of record by Mr. Fiske's spouse, as to which Mr. Fiske disclaims beneficial ownership.

 (7) Includes 35,000 shares of Common Stock issuable upon the exercise of the vested portion of outstanding stock options and 2,000 shares of Common Stock purchasable by Mr. Kolling's spouse upon the exercise of outstanding stock subscription warrants, in which shares of Common Stock Mr. Kolling disclaims beneficial ownership.

 (8) Includes 50,000 shares of Common Stock issuable upon the exercise of the vested portion of outstanding stock options.

 (9) Includes 75,000 shares of Common Stock issuable upon the exercise of the vested portion of outstanding stock options.

(10) Includes 103,067 shares of Common Stock purchasable upon the exercise of outstanding stock subscription warrants, 500 shares of Series B Common Stock issued and outstanding, and 160,000 shares of Common Stock issuable upon the exercise of the vested portion of outstanding stock options.

                                    ITEM 2.
             RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

     The Company has appointed Arthur Andersen LLP as the Company's independent accountants for the current fiscal year. Arthur Andersen LLP has served as the Company's independent accountants for nine years. A representative of Arthur Andersen LLP will be present at the Annual Meeting to respond to appropriate questions and to make such statements as they may desire.

     Ratification of the appointment of Arthur Andersen LLP as the Company's independent accountants for the current fiscal year will require the affirmative vote of a majority of the votes cast at the Annual Meeting by the holders the Voting Stock. In the event stockholders do not ratify the appointment of Arthur Andersen LLP as the Company's independent accountants for the forthcoming fiscal year, such appointment will be reconsidered by the Audit Committee and the Board of Directors.

     THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" RATIFICATION OF THE APPOINTMENT OF ARTHUR ANDERSEN LLP AS THE COMPANY'S INDEPENDENT ACCOUNTANTS FOR THE CURRENT FISCAL YEAR.

                                    ITEM 3.
                                 OTHER MATTERS

     As of the date of this proxy statement, the Company knows of no business that will be presented for consideration at the Annual Meeting other than the items referred to above. Proxies in the enclosed form will be voted in respect of any other business that is properly brought before the Annual Meeting in accordance with the judgment of the person or persons voting the proxies.

               STOCKHOLDER PROPOSALS FOR THE 1999 ANNUAL MEETING

     Any proposal of a stockholder intended to be presented at the Company's 1999 Annual Meeting of Stockholders must be received by the Secretary of the Company, for inclusion in the Company's proxy, notice of meeting and proxy statement relating to the 1999 Annual Meeting, by March 30, 1999.

     THE COMPANY'S ANNUAL REPORT ON FORM 10-KSB FOR THE FISCAL YEAR ENDED MARCH 31, 1998 FILED WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION MAY BE OBTAINED UPON WRITTEN REQUEST TO THE COMPANY'S OFFICES, ONE WINNENDEN ROAD, NORWICH, CONNECTICUT 06360; ATTENTION: FREDERICK W. KOLLING, III.

                             ADDITIONAL INFORMATION

     The cost of soliciting proxies in the enclosed form will be borne by the Company. Officers and regular employees of the Company may, but without compensation other than their regular compensation, solicit proxies by further mailing or personal conversations, or by telephone, telex or facsimile. The Company will, upon request, reimburse brokerage firms and others for their reasonable expenses in forwarding solicitation material to the beneficial owners of stock.

                                          By Order of the Board of Directors,

                                          Frederick W. Kolling, III
                                          Vice President, Chief Financial
                                          Officer,
                                          Treasurer and Secretary

July 29, 1998

                          GUNTHER INTERNATIONAL, LTD.
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned holder of shares of common stock, par value $.001 per share ("Common Stock"), of GUNTHER INTERNATIONAL, LTD., a Delaware corporation (hereinafter referred to as the "Company"), does hereby constitute and appoint FREDERICK W. KOLLING, III, JAMES H. WHITNEY and GERALD H. NEWMAN, or any of them, as proxies, with full power to act without the others and with full power of substitution, to represent the undersigned at the Annual Meeting of Stockholders of the Company to be held on Wednesday, September 9, 1998 at 10:00 a.m., local time, at the Waldorf-Astoria, 301 Park Avenue, New York, N.Y. and at any adjournments or postponements thereof, and to vote all shares of Common Stock of the Company which the undersigned is entitled to vote on all matters coming before said meeting. The undersigned hereby acknowledges receipt of the Notice of Annual Meeting and the Proxy Statement, dated July 29, 1998, and instructs its attorneys and proxies to vote as set forth on this Proxy.

                         (TO BE SIGNED ON REVERSE SIDE)

                        PLEASE DATE, SIGN AND MAIL YOUR
                      PROXY CARD BACK AS SOON AS POSSIBLE!

                         ANNUAL MEETING OF STOCKHOLDERS
                          GUNTHER INTERNATIONAL, LTD.

                               SEPTEMBER 9, 1998


                Please Detach and Mail in the Envelope Provided

A /X/ Please mark your
      votes as in this
      example.

1. ELECTION      FOR     WITHHELD
   OF            / /       / /       Nominees: James H. Whitney
   DIRECTORS                                   Mark I. Perkins

For, except vote withheld from the following nominee(s)


-------------------------------------------------------

2. Arthur Andersen LLP as independent auditors of the   FOR    AGAINST   ABSTAIN
   Company for the Fiscal Year ending March 31, 1999.   / /      / /       / /

3. To vote with discretionary authority upon any other business which may properly come before the meeting or any adjournment thereof.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS SPECIFIED. IF NO CHOICE IS SPECIFIED, THE PROXY WILL BE VOTED IN FAVOR OF THE SPECIFIED NOMINEES AND FOR THE APPROVAL OF ARTHUR ANDERSEN LLP AS THE INDEPENDENT AUDITORS OF THE COMPANY FOR THE CURRENT YEAR AND THE PROXIES ARE GIVEN DISCRETIONARY AUTHORITY TO VOTE ON ANY OTHER MATTERS UPON WHICH THE UNDERSIGNED IS ENTITLED TO VOTE AND WHICH MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF. THIS PROXY CARD MUST BE PROPERLY COMPLETED, SIGNED, DATED AND RETURNED IN ORDER TO HAVE YOUR SHARES VOTED.

SIGNATURE(S) ______________________________________________ DATE _______________

IMPORTANT: Please sign exactly as your name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee, etc., indicate title. If the signer is a corporation, sign in corporate name by a duly authorized officer.